Exhibit 21

LIST OF SUBSIDIARIES

SUBSIDIARIES OF HUDSON UNITED BANCORP:

Hudson United Bank, organized under New Jersey business laws

HUBCO Capital Trust I, a Delaware statutory business trust

HUBCO Capital Trust II, a Delaware statutory business trust

JBI Capital Trust I, a Delaware statutory business trust

Jefferson Delaware, Inc. a service corporation for payment of JBI Capital Trust

Hudson United Capital Trust I, a Delaware statutory business trust

Hudson United Capital Trust II, a Delaware statutory business trust

Hudson United Statutory Trust I, a Delaware statutory business trust

SUBSIDIARIES OF HUDSON UNITED BANK:

HUB Mortgage Investments, Inc., organized under New Jersey business laws, indirectly through Hendrick Hudson Corp.

Hendrick Hudson Corp. of New Jersey, organized under New Jersey business laws

Lafayette Development Corp., organized under New Jersey business laws

Plural Realty, Inc., organized under New York business laws

PSB Associates, Inc., organized under New York business laws

AMBA Realty Corporation, organized under Connecticut banking laws

Riverdale Timber Ridge, Inc., organized under New York business laws

Hudson Trader Brokerage Services, organized under New York business laws

Hudson Insurance Services Inc., organized under New Jersey business laws

Flatiron Credit Company, Inc, organized under Delaware business laws

United Gasco, LLC, organized under New Jersey business laws

UC Investments, Inc, organized under New Jersey business laws

United Cogen Fuel, LLC, organized under Delaware business laws